Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2015 First Quarter Results

RED BANK, NJ, March 12, 2015 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal first quarter ended January 31, 2015.

RESULTS FOR the ThrEE MONTH PERIOD ENDED January 31, 2015:

●	Total revenues were $445.7 million in the fiscal 2015 first quarter, an increase of 22.4% compared with $364.0 million in the prior year’s first quarter.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 18.2% for the fiscal 2015 first quarter, compared with 18.8% during the first quarter of fiscal 2014.

●	Adjusted EBITDA increased 84.8% to $21.3 million for the quarter ended January 31, 2015 compared to $11.5 million in the fiscal 2014 first quarter.

●	The pre-tax loss for the first quarter ended January 31, 2015 was $19.7 million compared with a pre-tax loss of $23.9 million in the fiscal 2014 first quarter.

●

Net loss was $14.4 million, or $0.10 per common share, for the three months ended January 31, 2015, compared with a net loss of $24.5 million, or $0.17 per common share, in the first quarter of the previous year.

●

Consolidated deliveries were 1,149 homes in the first quarter of fiscal 2015, a 10.9% increase compared with 1,036 homes in the fiscal 2014 first quarter. During the first three months of fiscal 2015, deliveries, including unconsolidated joint ventures, increased 7.2% to 1,220 homes compared with 1,138 homes during the same period last year.

●	As of January 31, 2015, consolidated active selling communities increased 3.1% to 199 communities compared with 193 communities at January 31, 2014.

●

The dollar value of consolidated net contracts increased 23.3% to $503.2 million for the first quarter of fiscal 2015 compared with $408.0 million in the first quarter of the prior year. The dollar value of net contracts, including unconsolidated joint ventures, for the first quarter ended January 31, 2015 increased 14.4% to $521.2 million compared with $455.8 million in last year’s first quarter.

●

During the first quarter of fiscal 2015, the number of consolidated net contracts increased 20.8% to 1,319 homes compared with 1,092 homes in the same period of the previous year. The number of net contracts, including unconsolidated joint ventures, increased 13.6% to 1,366 homes for the three months ended January 31, 2015 from 1,202 homes during the same quarter a year ago.

●

Consolidated net contracts per active selling community increased 15.8% to 6.6 net contracts per active selling community during the fiscal 2015 first quarter compared with 5.7 net contracts per active selling community in last year’s first quarter.

●

As of January 31, 2015, the dollar value of consolidated contract backlog increased 13.5% to $925.5 million compared with $815.3 million as of January 31, 2014. The dollar value of contract backlog, as of January 31, 2015, including unconsolidated joint ventures, was $965.2 million, an increase of 6.7% compared with $904.4 million as of January 31, 2014.

●

As of January 31, 2015, the number of homes in consolidated contract backlog increased 7.9% to 2,399 homes compared with 2,223 homes as of the end of the first quarter of fiscal 2014. Contract backlog, as of January 31, 2015, including unconsolidated joint ventures, increased 1.3% to 2,487 homes compared with 2,456 homes as of January 31, 2014.

●	Total interest expense as a percentage of total revenues declined 80 basis points to 8.2% in the fiscal 2015 first quarter compared with 9.0% in the prior year’s first quarter.

●	Total SG&A was $64.6 million, or 14.5% of total revenues, for the fiscal 2015 first quarter compared to $60.4 million, or 16.6% of total revenues, during the first quarter of fiscal 2014.

●

The contract cancellation rate, including unconsolidated joint ventures, for the three months ended January 31, 2015 was 18%, which was consistent with the rate in the first quarter of the previous year.

●

During February 2015, the dollar value of consolidated net contracts increased 1.4% to $205.8 million compared with $203.0 million for February of 2014 and the number of consolidated net contracts decreased 2.0% to 539 homes from 550 homes in February 2014.

●

The valuation allowance was $642.5 million as of January 31, 2015. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

Liquidity AND Inventory as of january 31, 2015:

●	During the first quarter of fiscal 2015, land and land development spending was $226.3 million.

●

Total liquidity at the end of the fiscal 2015 first quarter was $325.4 million compared to $338.4 million at January 31, 2014. Total liquidity at January 31, 2015 included $269.3 million of homebuilding cash and cash equivalents, $5.1 million of restricted cash required to collateralize letters of credit and $51.0 million of availability under the unsecured revolving credit facility.

●

As of January 31, 2015, the land position, including unconsolidated joint ventures, was 36,767 lots, consisting of 15,356 lots under option and 21,411 owned lots, an increase of 2,004 lots compared with a total of 34,763 lots as of January 31, 2014.

●	During the first quarter of fiscal 2015, approximately 2,100 lots, including unconsolidated joint ventures, were put under option or acquired in 46 communities.

COMMENTS FROM MANAGEMENT:

“We were pleased with the year-over-year improvements in net contracts and net contracts per community that we reported for the first quarter of 2015; however, we are disappointed with the decline in gross margin we experienced both year-over-year and sequentially,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “The early signs are that the spring selling season is off to an encouraging start. If the housing market continues to strengthen, we are hopeful that the sequential decline in gross margin we experienced will reverse itself during the second half of fiscal 2015.”

“During the first quarter of fiscal 2015, we made progress in leveraging our total SG&A and our total interest both as a percentage of total revenues. As we move forward, our focus remains on continuing to grow our revenues, so that we can gain further efficiencies and return many of our operating metrics to normal levels. Assuming no changes in market conditions, with the additional communities we expect to open later this year, fiscal 2016, beginning in seven months, should be a breakout year in deliveries and revenues, which should lead to a substantial increase in profitability as compared to recent years,” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2015 first quarter financial results conference call at 11:00 a.m. E.T. on Thursday, March 12, 2015. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2014 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net loss. The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Loss Before Income Taxes Excluding Land-Related Charges is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of Loss Before Income Taxes Excluding Land-Related Charges to Loss Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements” within the meaning of the “Safe Harbor” provision of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; and (22) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
January 31, 2015
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	January 31,
	2015	2014
	(Unaudited)
Total Revenues	$445,714	$364,048
Costs and Expenses (a)	466,846	390,509
Income from Unconsolidated Joint Ventures	1,452	2,571
Loss Before Income Taxes	(19,680)	(23,890)
Income Tax (Benefit) Provision	(5,304)	633
Net Loss	$(14,376)	$(24,523)

Per Share Data:
Basic:
Loss Per Common Share	$(0.10)	$(0.17)
Weighted Average Number of
Common Shares Outstanding (b)	146,929	145,982
Assuming Dilution:
Loss Per Common Share	$(0.10)	$(0.17)
Weighted Average Number of
Common Shares Outstanding (b)	146,929	145,982

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
January 31, 2015
Reconciliation of Loss Before Income Taxes Excluding Land-Related Charges
to Loss Before Income Taxes
(Dollars in Thousands)

	Three Months Ended
	January 31,
	2015	2014
	(Unaudited)
Loss Before Income Taxes	$(19,680)	$(23,890)
Inventory Impairment Loss and Land Option Write-Offs	2,230	664
Loss Before Income Taxes Excluding Land-Related Charges (a)	$(17,450)	$(23,226)

(a) Loss Before Income Taxes Excluding Land-Related Charges is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
January 31, 2015
Gross Margin
(Dollars in Thousands)

	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2015	2014
	(Unaudited)
Sale of Homes	$433,471	$355,181
Cost of Sales, Excluding Interest and Land Charges (a)	354,379	288,525
Homebuilding Gross Margin, Excluding Interest and Land Charges	79,092	66,656
Homebuilding Cost of Sales Interest	11,299	9,466
Homebuilding Gross Margin, Including Interest and Excluding Land Charges	$67,793	$57,190

Gross Margin Percentage, Excluding Interest and Land Charges	18.2%	18.8%
Gross Margin Percentage, Including Interest and Excluding Land Charges	15.6%	16.1%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2015	2014
	(Unaudited)
Land and Lot Sales	$514	$430
Cost of Sales, Excluding Interest and Land Charges(a)	433	362
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	81	68
Land and Lot Sales Interest	19	24
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$62	$44

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
January 31, 2015
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)

	Three Months Ended
	January 31,
	2015	2014
	(Unaudited)
Net Loss	$(14,376)	$(24,523)
Income Tax (Benefit) Provision	(5,304)	633
Interest Expense	36,389	32,823
EBIT (a)	16,709	8,933
Depreciation	849	853
Amortization of Debt Costs	1,472	1,055
EBITDA (b)	19,030	10,841
Inventory Impairment Loss and Land Option Write-offs	2,230	664
Adjusted EBITDA (c)	$21,260	$11,505

Interest Incurred	$41,472	$34,819

Adjusted EBITDA to Interest Incurred	0.51	0.33

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
January 31, 2015
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended
	January 31,
	2015	2014
	(Unaudited)
Interest Capitalized at Beginning of Period	$109,158	$105,093
Plus Interest Incurred	41,472	34,819
Less Interest Expensed	36,389	32,823
Interest Capitalized at End of Period (a)	$114,241	$107,089

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments, if any, to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 31, 2015	October 31, 2014
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$269,282	$255,117
Restricted cash and cash equivalents	12,478	13,086
Inventories:
Sold and unsold homes and lots under development	1,076,374	961,994
Land and land options held for future development or sale	315,504	273,463
Consolidated inventory not owned:
Specific performance options	2,724	3,479
Other options	87,374	105,374
Total consolidated inventory not owned	90,098	108,853
Total inventories	1,481,976	1,344,310
Investments in and advances to unconsolidated joint ventures	73,403	63,883
Receivables, deposits and notes, net	96,538	92,546
Property, plant and equipment, net	46,967	46,744
Prepaid expenses and other assets	78,915	69,358
Total homebuilding	2,059,559	1,885,044

Financial services:
Cash and cash equivalents	4,017	6,781
Restricted cash and cash equivalents	12,010	16,236
Mortgage loans held for sale at fair value	93,768	95,338
Other assets	1,868	1,988
Total financial services	111,663	120,343
Income taxes receivable – including net deferred tax benefits	290,213	284,543
Total assets	$2,461,435	$2,289,930

(1)  Derived from the audited balance sheet as of October 31, 2014.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	January 31, 2015	October 31, 2014
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages	$100,638	$103,908
Accounts payable and other liabilities	337,060	370,876
Customers’ deposits	33,901	34,969
Nonrecourse mortgages secured by operating properties	16,350	16,619
Liabilities from inventory not owned	78,668	92,381
Total homebuilding	566,617	618,753

Financial services:
Accounts payable and other liabilities	17,895	22,278
Mortgage warehouse lines of credit	68,766	76,919
Total financial services	86,661	99,197

Notes payable:
Senior secured notes, net of discount	980,282	979,935
Senior notes, net of discount	840,657	590,472
Senior amortizing notes	14,987	17,049
Senior exchangeable notes	71,003	70,101
Accrued interest	31,212	32,222
Total notes payable	1,938,141	1,689,779
Total liabilities	2,591,419	2,407,729

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at January 31, 2015 and at October 31, 2014	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 143,178,282 shares at January 31, 2015 and 142,836,563 shares at October 31, 2014 (including 11,760,763 shares at January 31, 2015 and October 31, 2014 held in Treasury)	1,432	1,428
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,675,467 shares at January 31, 2015 and 15,497,543 shares at October 31, 2014 (including 691,748 shares at January 31, 2015 and October 31, 2014 held in Treasury)	157	155
Paid in capital – common stock	700,128	697,943
Accumulated deficit	(851,640)	(837,264)
Treasury stock – at cost	(115,360)	(115,360)
Total stockholders’ equity deficit	(129,984)	(117,799)
Total liabilities and equity	$2,461,435	$2,289,930

(1) Derived from the audited balance sheet as of October 31, 2014.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended January 31,
	2015	2014
Revenues:
Homebuilding:
Sale of homes	$433,471	$355,181
Land sales and other revenues	1,121	773
Total homebuilding	434,592	355,954
Financial services	11,122	8,094
Total revenues	445,714	364,048

Expenses:
Homebuilding:
Cost of sales, excluding interest	354,812	288,887
Cost of sales interest	11,318	9,490
Inventory impairment loss and land option write-offs	2,230	664
Total cost of sales	368,360	299,041
Selling, general and administrative	47,646	43,962
Total homebuilding expenses	416,006	343,003

Financial services	7,317	6,672
Corporate general and administrative	16,908	16,392
Other interest	25,071	23,333
Other operations	1,544	1,109
Total expenses	466,846	390,509
Income from unconsolidated joint ventures	1,452	2,571
Loss before income taxes	(19,680)	(23,890)
State and federal income tax provision (benefit):
State	3,132	633
Federal	(8,436)	-
Total income taxes	(5,304)	633
Net loss	$(14,376)	$(24,523)

Per share data:
Basic:
Loss per common share	$(0.10)	$(0.17)
Weighted-average number of common shares outstanding	146,929	145,982
Assuming dilution:
Loss per common share	$(0.10)	$(0.17)
Weighted-average number of common shares outstanding	146,929	145,982

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Three Months - January 31, 2015
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jan 31,			Jan 31,			Jan 31,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(NJ, PA)	Home	107	101	5.9%	96	106	(9.4)%	157	215	(27.0)%
	Dollars	$56,753	$52,038	9.1%	$50,642	$53,133	(4.7)%	$79,438	$103,911	(23.6)%
	Avg. Price	$530,402	$515,224	2.9%	$527,521	$501,252	5.2%	$505,973	$483,306	4.7%
Mid-Atlantic
(DE, MD, VA, WV)	Home	211	140	50.7%	191	125	52.8%	391	286	36.7%
	Dollars	$102,109	$70,897	44.0%	$80,911	$60,350	34.1%	$210,121	$151,714	38.5%
	Avg. Price	$483,931	$506,404	(4.4)%	$423,620	$482,803	(12.3)%	$537,394	$530,470	1.3%
Midwest
(IL, MN, OH)	Home	208	168	23.8%	203	169	20.1%	670	604	10.9%
	Dollars	$70,981	$48,391	46.7%	$64,410	$43,739	47.3%	$195,167	$155,369	25.6%
	Avg. Price	$341,257	$288,042	18.5%	$317,290	$258,810	22.6%	$291,294	$257,233	13.2%
Southeast
(FL, GA, NC, SC)	Home	173	112	54.5%	121	131	(7.6)%	284	289	(1.7)%
	Dollars	$52,290	$34,218	52.8%	$37,784	$39,128	(3.4)%	$95,577	$93,746	2.0%
	Avg. Price	$302,257	$305,519	(1.1)%	$312,264	$298,687	4.5%	$336,539	$324,382	3.7%
Southwest
(AZ, TX)	Home	538	503	7.0%	477	441	8.2%	831	739	12.4%
	Dollars	$193,584	$158,084	22.5%	$166,609	$128,085	30.1%	$322,294	$246,366	30.8%
	Avg. Price	$359,822	$314,282	14.5%	$349,286	$290,440	20.3%	$387,839	$333,378	16.3%
West
(CA)	Home	82	68	20.6%	61	64	(4.7)%	66	90	(26.7)%
	Dollars	$27,440	$44,390	(38.2)%	$33,115	$30,746	7.7%	$22,936	$64,170	(64.3)%
	Avg. Price	$334,629	$652,791	(48.7)%	$542,866	$480,408	13.0%	$347,520	$713,001	(51.3)%
Consolidated Total
	Home	1,319	1,092	20.8%	1,149	1,036	10.9%	2,399	2,223	7.9%
	Dollars	$503,157	$408,018	23.3%	$433,471	$355,181	22.0%	$925,533	$815,276	13.5%
	Avg. Price	$381,469	$373,643	2.1%	$377,259	$342,838	10.0%	$385,800	$366,746	5.2%
Unconsolidated Joint Ventures
	Home	47	110	(57.3)%	71	102	(30.4)%	88	233	(62.2)%
	Dollars	$18,081	$47,768	(62.1)%	$27,578	$44,576	(38.1)%	$39,626	$89,128	(55.5)%
	Avg. Price	$384,707	$434,254	(11.4)%	$388,421	$437,019	(11.1)%	$450,292	$382,522	17.7%
Grand Total
	Home	1,366	1,202	13.6%	1,220	1,138	7.2%	2,487	2,456	1.3%
	Dollars	$521,238	$455,786	14.4%	$461,049	$399,757	15.3%	$965,159	$904,404	6.7%
	Avg. Price	$381,580	$379,190	0.6%	$377,909	$351,279	7.6%	$388,082	$368,243	5.4%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of contracts in the same period.
(2) Segment data excludes unconsolidated joint ventures.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Three Months - January 31, 2015
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jan 31,			Jan 31,			Jan 31,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(includes unconsolidated joint ventures)	Home	108	128	(15.6)%	108	120	(10.0)%	166	241	(31.1)%
(NJ, PA)	Dollars	$54,601	$67,369	(19.0)%	$54,100	$62,022	(12.8)%	$82,082	$116,593	(29.6)%
	Avg. Price	$505,568	$526,320	(3.9)%	$500,924	$516,854	(3.1)%	$494,469	$483,790	2.2%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	228	193	18.1%	210	166	26.5%	424	368	15.2%
(DE, MD, VA, WV)	Dollars	$111,562	$93,443	19.4%	$91,498	$78,751	16.2%	$230,025	$190,082	21.0%
	Avg. Price	$489,307	$484,163	1.1%	$435,704	$474,402	(8.2)%	$542,512	$516,528	5.0%
Midwest
(includes unconsolidated joint ventures)	Home	208	175	18.9%	214	189	13.2%	676	640	5.6%
(IL, MN, OH)	Dollars	$71,234	$50,432	41.2%	$67,337	$49,183	36.9%	$197,158	$165,183	19.4%
	Avg. Price	$342,471	$288,182	18.8%	$314,658	$260,227	20.9%	$291,653	$258,098	13.0%
Southeast
(includes unconsolidated joint ventures)	Home	189	134	41.0%	141	149	(5.4)%	309	378	(18.3)%
(FL, GA, NC, SC)	Dollars	$58,794	$41,376	42.1%	$45,834	$45,100	1.6%	$105,952	$122,010	(13.2)%
	Avg. Price	$311,080	$308,773	0.7%	$325,067	$302,677	7.4%	$342,887	$322,779	6.2%
Southwest
(includes unconsolidated joint ventures)	Home	538	503	7.0%	477	441	8.2%	831	739	12.4%
(AZ, TX)	Dollars	$193,584	$158,084	22.5%	$166,609	$128,085	30.1%	$322,294	$246,366	30.8%
	Avg. Price	$359,822	$314,282	14.5%	$349,286	$290,442	20.3%	$387,839	$333,378	16.3%
West
(includes unconsolidated joint ventures)	Home	95	69	37.7%	70	73	(4.1)%	81	90	(10.0)%
(CA)	Dollars	$31,463	$45,082	(30.2)%	$35,671	$36,616	(2.6)%	$27,648	$64,170	(56.9)%
	Avg. Price	$331,187	$653,366	(49.3)%	$509,591	$501,586	1.6%	$341,336	$713,001	(52.1)%
Grand Total
	Home	1,366	1,202	13.6%	1,220	1,138	7.2%	2,487	2,456	1.3%
	Dollars	$521,238	$455,786	14.4%	$461,049	$399,757	15.3%	$965,159	$904,404	6.7%
	Avg. Price	$381,580	$379,190	0.6%	$377,909	$351,279	7.6%	$388,082	$368,243	5.4%
Consolidated Total
	Home	1,319	1,092	20.8%	1,149	1,036	10.9%	2,399	2,223	7.9%
	Dollars	$503,157	$408,018	23.3%	$433,471	$355,181	22.0%	$925,533	$815,276	13.5%
	Avg. Price	$381,469	$373,643	2.1%	$377,259	$342,838	10.0%	$385,800	$366,746	5.2%
Unconsolidated Joint Ventures
	Home	47	110	(57.3)%	71	102	(30.4)%	88	233	(62.2)%
	Dollars	$18,081	$47,768	(62.1)%	$27,578	$44,576	(38.1)%	$39,626	$89,128	(55.5)%
	Avg. Price	$384,707	$434,254	(11.4)%	$388,421	$437,019	(11.1)%	$450,292	$382,522	17.7%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of contracts in the same period.